UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

April 13, 2020

SUPERIOR DRILLING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Utah	46-4341605
(State of Incorporation)	(I.R.S. Employer Identification No.)

1583 South 1700 East Vernal, Utah	84078
(Address of principal executive offices)	(Zip code)

Commission File Number: 001-36453

Registrant’s telephone number, including area code: (435) 789-0594

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	SDPI	NYSE MKT

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreements.

On April 13, 2020, Hard Rock Solutions, LLC (“Hard Rock”), a wholly owned subsidiary of Superior Drilling Products, Inc. (the “Company”), entered into a First Amendment to Amended and Restated Distribution Agreement (the “Amendment”) with Drilling Tools International, Inc. (“DTI”), amending the agreement between Hard Rock and DTI dated August 30, 2016. Under this Amendment, all charges for repair rates the Company provides to DTI are reduced by 10%. However, rates for rush repairs are increased by 20% under the Amendment. These rate changes are applicable through September 30, 2020, unless extended on or prior to the expiration date by mutual written agreement.

The foregoing description of the distribution agreement is qualified in its entirety by reference to the text of the distribution agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Distribution Agreement with Drilling Tools International, Inc. dated April 13, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2020

SUPERIOR DRILLING PRODUCTS, INC.

/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer